Exhibit T3A-44

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Weatherford Holdings (Bermuda) Ltd.

(hereinafter referred to as “the Company”)

1.                                      The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                      We, the undersigned, namely,

		BERMUDIAN		NUMBER OF
		STATUS		SHARES
NAME	ADDRESS	(Yes/No)	NATIONALITY	SUBSCRIBED

Marcello Ausenda	Clarendon House	Yes	British	One
2 Church Street
Hamilton HM 11
Bermuda

Dawn C. Griffiths	“	Yes	British	One

David W. A. Astwood	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.                                      The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4.                                      The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding         in all, including the following parcels:- N/A

5.                                      The authorised share capital of the Company is US$100.00 divided into shares of US$1.00 each.

6.                                      The objects for which the Company is formed and incorporated are unrestricted.

7.                                      The following are provisions regarding the powers of the Company —

Subject to paragraph 6, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and —

(i)                                     pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)                                  pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)                               pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

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(Subscribers)	(Witnesses)

SUBSCRIBED this 14th day of November, 2016.